EXHIBIT 99.1


                       CERTIFICATION



Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Crompton Corporation ("Crompton"), that, to his knowledge, the Annual Report for the Crompton Corporation Employee Stock Ownership Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to Crompton and will be retained by Crompton and furnished to the Securities and Exchange Commission or its staff upon request.


Date:  June 20, 2003    By:  /s/ John R. Jepsen
                                 John R. Jepsen
                                 Vice President and
                                 Treasurer

Date:  June 20, 2003    By:  /s/ Marvin H. Happel
                                 Senior Vice President,
                                 Organization & Administration